UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2012

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

HAMILTON, Bermuda, October 1, 2012 - Signet Jewelers Limited ("Signet") (NYSE and LSE: SIG), the largest specialty retail jeweler in the US and UK, made the following remarks at its New York IR Day held today.

"We are now about two thirds of the way through the quarter and our performance is in line with the guidance of same store sales in the low to mid single digit range for the quarter that we gave on our last earnings call, and we remain comfortable with achieving our objectives for the year." Management also stated that "this year we expect to generate free cash flow of over $220 million;" "we have a year-end cash target of 7% to 9% of sales;" "we plan to open 60-70 stores in the US next year;" and that "we are committed to increasing margins in all our businesses and continue to set new records. While not specifying a time frame, we believe our next key milestone is to achieve an operating margin of 15% or better."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: October 01, 2012	By:	/s/ Mark A Jenkins
Mark A Jenkins
Signet Company Secretary & Chief Legal Officer